Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2013 Results

Fourth Quarter

Gross Margin Up 7.9%

Gross Margin Over Site Operating Costs Up 8.2%

Contribution from Acquisitions Accelerates

Westlake, OH (June 9, 2014):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the fourth quarter and year ended December 31, 2013.

At December 31, 2013, TA’s business included 247 travel centers, 172 of which were operated under the “TravelCenters of America” or “TA” brand names and 75 of which were operated under the “Petro” brand name.  At December 31, 2013, TA also operated 34 convenience stores with retail gasoline stations, primarily under the “Minit Mart” brand name.  TA’s results were:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Revenues	$1,906,530	$1,925,195	$7,944,731	$7,995,724
Net income (loss)	$11,975	$(2,459)	$31,623	$32,198

Net income (loss) per share:
Basic and diluted	$0.39	$(0.08)	$1.06	$1.12

Supplemental Data:
Total fuel sales volume (gallons)	498,157	486,963	2,034,929	2,039,960
Total fuel revenues	$1,553,281	$1,597,287	$6,481,252	$6,636,297
Fuel gross margin	$84,086	$76,484	$342,172	$326,047

Total nonfuel sales	$350,238	$324,456	$1,450,792	$1,344,755
Nonfuel gross margin	$193,554	$180,183	$797,968	$745,281
Nonfuel gross margin percentage	55.3%	55.5%	55.0%	55.4%

EBITDAR(1)	$58,162	$65,598	$289,589	$293,023
Adjusted EBITDAR(2)	$68,162	$65,598	$299,589	$293,023

(1)             A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR and Adjusted EBITDAR, from net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

(2)             Excludes a $10 million charge in the 2013 fourth quarter related to a previously disclosed settlement of litigation.

Business Commentary

TA’s Adjusted EBITDAR for the fourth quarter of 2013 increased by approximately $2.6 million, or 3.9%, to $68.2 million, versus EBITDAR for the 2012 fourth quarter of $65.6 million.  The increase in Adjusted EBITDAR is primarily attributable to an increase in fuel gross margin per gallon, which was $0.169 during the 2013 fourth quarter versus $0.157 during the 2012 fourth quarter.

Net income for the fourth quarter of 2013 improved by approximately $14.4 million, to $12.0 million ($0.39 per share), versus a net loss for the 2012 fourth quarter of $2.5 million ($0.08 per share).  The increase is primarily due to the $29.9 income tax benefit from the reversal of TA’s valuation allowance on most of its deferred tax assets, partially offset by the $10 million litigation settlement described above and an increase in depreciation and amortization expense attributable to acquisitions and other capital investments TA has made during 2012 and 2013 and the related acquisition and financing costs.

The improvements to travel center properties TA acquires are often substantial and require a long period of time to plan, design, permit and complete, and after completion the acquired sites then require a period of time to produce stabilized financial results and become part of our customers’ networks. TA estimates that the travel centers it has acquired generally will reach financial stabilization in approximately the third year after acquisition, but the actual result can vary widely from this estimate due to many factors. The table below shows the gross revenues in excess of cost of goods sold and site level operating expenses for the properties TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown (or the dates TA began to operate such sites for its own account, if later).

	Revenues in Excess of Cost of Goods Sold and Site Level Operating Costs
	Three Months Ended December 31,		Year Ended December 31,
(amounts in thousands)	2013	2012	2013	2012
Properties acquired in 2011 (6 sites)	$3,171	$1,130	$9,437	$5,260
Properties acquired in 2012 (14 sites)	3,833	555	14,100	643
Properties acquired in 2013 (41 sites)*	1,254	—	2,941	—
Total	$8,258	$1,685	$26,478	$5,903

*                                           Includes 31 convenience stores acquired in December 2013.

Thomas M. O’Brien, TA’s CEO, made the following statement:

“Although the administrative process of completing our fourth quarter and full year 2013 financial results did not end with a timely communication of those results, I am pleased to report growth in EBITDAR and other key measures, adjusting for our previously disclosed litigation settlement charge and our recognition of benefits related to income taxes.  My view of our operating metrics during these reported periods and continuing currently, and my view of our business outlook, remains positive.  We continue to make progress acquiring new locations and integrating them into our nationwide network.

“Our pre tax income this quarter was lower than last year, but this was largely the result of the litigation charge and higher depreciation and interest costs in 2013 arising from recently acquired sites. Our plan is to offset the depreciation and interest costs from acquisitions as the operations at these sites are improved and begin to achieve stabilized financial results.”

Investment Activities

During the year ended December 31, 2013, TA made capital expenditures of $164.2 million, including $45.3 million to upgrade the travel centers and businesses we acquired in 2011, 2012 and 2013 and including certain capital expenditures which were sold to Hospitality Properties Trust, or HPT, our primary lessor.

From the beginning of 2011 through December 31, 2013, TA invested or expects to invest $325.6 million to acquire and improve 30 travel centers and 31 convenience stores.  While the costs of ownership are fully reflected in TA’s results for the periods since each acquisition, TA believes the potential returns from these acquired properties are not yet fully reflected in its results of operations.  TA believes that the improvements it has made and plans to make at the acquired travel centers may continue to improve the financial results at these locations.  Typical improvements TA makes at acquired travel centers include adding truck repair facilities and quick serve restaurants, or QSRs, paving parking lots, replacing outdated fuel dispensers, installing diesel exhaust fluid dispensing systems, changing signage, installing point of sale and other IT systems and general building upgrades.

The table below shows the number of properties acquired by year and the amounts TA plans to invest and has invested through December 31, 2013, in these properties.

	Site Count	Acquisition Cost(1)	Renovation Cost Incurred Through December 31, 2013	Estimated Renovation Cost to be Spent
Properties acquired in 2011	6	$36,333	$47,731	$—
Properties acquired in 2012	14	46,910	32,513	—
Properties acquired in 2013(2)	41	111,602	17,203	33,355
Total	61	$194,845	$97,447	$33,355

(1) Includes only cash amounts paid that were recorded as property and equipment or intangible assets.  Excludes working capital assets and asset retirement obligations.

(2) Includes 31 convenience stores acquired in December 2013.

As of December 31, 2013, TA had agreed to purchase an additional travel center for $3.0 million, which purchase was completed in January 2014.  During 2014 to the date of this press release, TA has entered agreements to acquire two additional travel centers for a total of $21.5 million and expects to complete these acquisitions before September 30, 2014; but these purchases are subject to conditions and may not occur, may be delayed or the terms may change.  TA currently intends to continue its efforts to selectively acquire additional travel centers and convenience stores and to otherwise expand its business.

Capital Activity

During 2013, TA sold to HPT, $83.9 million of improvements to sites leased from HPT.  On January 15, 2013, TA issued $110 million of 8.25% Senior Notes due 2028 in a public offering for net proceeds of approximately $105.1 million after underwriters discount and commission and other offering expenses.  In December 2013, TA issued 7,475,000 common shares in a public offering, raising net proceeds of approximately $65.1 million after underwriters’ discounts and other costs of that offering.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for the travel centers that were operated by TA continuously since the beginning of the earliest applicable periods presented, and acquired operations data that includes operating data for the travel centers and convenience stores TA began to operate for its own account since the beginning of 2011.  A presentation of EBITDAR and Adjusted EBITDAR, and a reconciliation that shows the calculation of EBITDAR and Adjusted EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a brief conference call to discuss its financial results and other activities for the three months and year ended December 31, 2013. Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 288 8968. Participants calling from outside the United States and Canada should dial (612) 332 0345. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial (320) 365 3844. The replay pass code is 328471.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.ta-petro.com. To access the webcast, participants should visit our web site about five minutes before the call. The archived webcast will be available for replay on our web site for about one week after the call. The transcription, recording and retransmission in any way of this conference call is strictly prohibited without the prior written consent of TA. The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada.  TA also operates convenience stores with gasoline stations under the Minit Mart brand name, primarily in Kentucky.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE OPERATIONS AT MANY OF TA’S SITES ACQUIRED IN 2011, 2012 AND 2013 HAVE NOT YET REACHED THE STABILIZED FINANCIAL RESULTS TA CURRENTLY EXPECTS AND THAT TA ESTIMATES THAT ACQUIRED SITES GENERALLY WILL REACH STABILIZATION IN APPROXIMATELY THE THIRD YEAR AFTER ACQUISITION.  THE IMPLICATIONS OF THESE STATEMENTS ARE THAT OPERATIONS AT THESE ACQUIRED SITES WILL IMPROVE TO A LEVEL THAT WILL RESULT IN INCREASES IN TA’S OPERATING INCOME AND NET INCOME IN THE FUTURE.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE LESS PROFITABLY OR UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THESE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE STATES THAT TA CURRENTLY INTENDS TO CONTINUE ITS EFFORTS TO SELECTIVELY ACQUIRE ADDITIONAL PROPERTIES.  THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO CONTINUE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS.  HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING AND/OR ACQUIRING OTHER PROPERTIES;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS WHICH HAVE BEEN AGREED BUT THAT HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS PRESS RELEASE.  IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS WILL BE COMPLETED AND THAT THEY MAY IMPROVE TA’S FUTURE PROFITS.  HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.  MOREOVER, MANAGING AND INTEGRATING OPERATIONS OF ACQUIRED TRAVEL CENTERS AND CONVENIENCE STORES CAN BE DIFFICULT TO CONDUCT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES.  TA MAY NOT OPERATE ITS ACQUIRED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS;

•                  THIS PRESS RELEASE STATES THAT DURING 2013 TA MADE CAPITAL INVESTMENTS OF $164.2 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED TRAVEL CENTERS, AND SOLD TO HPT $83.9 MILLION OF IMPROVEMENTS TO TRAVEL CENTERS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED TRAVEL CENTERS FROM TA. THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS; AND

•                  THIS PRESS RELEASE STATES THAT TA HAS REVERSED ITS VALUATION ALLOWANCE ON MOST OF ITS DEFERRED TAX ASSETS.  THIS MAY IMPLY THAT TA WILL BE PROFITABLE IN 2014 AND THEREAFTER.  HOWEVER, THERE CAN BE NO ASSURANCE TA WILL BE PROFITABLE IN 2014 OR THEREAFTER, AND TA’S ESTIMATES AND ASSUMPTIONS REGARDING THE REVERSAL OF ITS DEFERRED TAX ASSET VALUATION ALLOWANCE MAY NOT BE REALIZED.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR DIESEL FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS OR PROPERTY DEVELOPMENT MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS. SOME OF THESE TRENDS MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA’S FAILURE TO TIMELY FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 AND ITS CONSEQUENT INABILITY TO USE ITS SHELF REGISTRATION STATEMENT ON FORM S-3 UNTIL IT IS CURRENT AND HAS BEEN CURRENT IN ITS FILINGS UNDER THE EXCHANGE ACT FOR A PERIOD OF NOT LESS THAN TWELVE FULL CONSECUTIVE CALENDAR MONTHS MAY NEGATIVELY IMPACT TA’S ABILITY TO ISSUE NEW DEBT AND EQUITY SECURITIES AS NECESSARY TO FUND CAPITAL INVESTMENTS OR IMPLEMENT ITS BUSINESS STRATEGIES;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH HPT, RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES, INCLUDING LICENSES TO OPERATE GAMING ACTIVITIES, INCLUDE VARIOUS PROVISIONS WHICH MAY HAVE THE IMPACT OF DETERRING A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKEOVER PREMIUM FOR THEIR SHARES.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THAT ANNUAL REPORT.  COPIES OF THAT TA ANNUAL REPORT ARE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2013	2012
Revenues:
Fuel	$1,553,281	$1,597,287
Nonfuel	350,238	324,456
Rent and royalties	3,011	3,452
Total revenues	1,906,530	1,925,195

Cost of goods sold (excluding depreciation):
Fuel	1,469,195	1,520,803
Nonfuel	156,684	144,273
Total cost of goods sold (excluding depreciation)	1,625,879	1,665,076

Operating expenses:
Site level operating	185,935	172,560
Selling, general & administrative(1)	36,033	22,437
Real estate rent	52,908	50,897
Depreciation and amortization	17,034	14,396
Total operating expenses	291,910	260,290

Loss from operations	(11,259)	(171)

Acquisition costs	(1,177)	(138)
Interest income	152	391
Interest expense	(4,641)	(2,726)
Loss before income taxes	(16,925)	(2,644)
Benefit (provision) for income taxes	28,244	(429)
Income from equity investees	656	614
Net income (loss)	$11,975	$(2,459)

Net income (loss) per share:
Basic and diluted	$0.39	$(0.08)

(1)             Includes litigation settlement charge of $10 million in 2013.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012
Revenues:
Fuel	$6,481,252	$6,636,297
Nonfuel	1,450,792	1,344,755
Rent and royalties	12,687	14,672
Total revenues	7,944,731	7,995,724

Cost of goods sold (excluding depreciation):
Fuel	6,139,080	6,310,250
Nonfuel	652,824	599,474
Total cost of goods sold (excluding depreciation)	6,791,904	6,909,724

Operating expenses:
Site level operating	755,942	698,522
Selling, general & administrative(1)	107,447	95,547
Real estate rent	209,320	198,927
Depreciation and amortization	58,928	51,534
Total operating expenses	1,131,637	1,044,530

Income from operations	21,190	41,470

Acquisition costs	(2,523)	(785)
Interest income	1,314	1,485
Interest expense	(17,650)	(10,358)
Income before income taxes	2,331	31,812
Benefit (provision) for income taxes	26,618	(1,491)
Income from equity investees	2,674	1,877
Net income	$31,623	$32,198

Net income per share:
Basic and diluted	$1.06	$1.12

(1)             Includes litigation settlement charge of $10 million in 2013.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$85,657	$35,189
Accounts receivable, net	105,932	106,273
Inventories	199,201	191,006
Other current assets	79,604	72,458
Total current assets	470,394	404,926

Property and equipment, net	704,866	576,512
Goodwill and intangible assets, net	48,772	20,041
Other noncurrent assets	33,250	28,240
Total assets	$1,257,282	$1,029,719

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$149,645	$143,605
Current HPT Leases Liabilities	29,935	28,354
Other current liabilities	124,033	111,168
Total current liabilities	303,613	283,127

Noncurrent HPT Leases liabilities	343,926	351,135
Senior Notes due 2028	110,000	—
Other noncurrent liabilities	45,866	42,023
Total liabilities	803,405	676,285

Shareholders’ equity	453,877	353,434
Total liabilities and shareholders’ equity	$1,257,282	$1,029,719

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Calculation of EBITDAR and Adjusted EBITDAR:(1)
Net income (loss)	$11,975	$(2,459)	$31,623	$32,198
Add: income taxes	(28,244)	429	(26,618)	1,491
Add: depreciation and amortization	17,034	14,396	58,928	51,534
Deduct: interest income	(152)	(391)	(1,314)	(1,485)
Add: interest expense(2)	4,641	2,726	17,650	10,358
Add: real estate rent expense(3)	52,908	50,897	209,320	198,927
EBITDAR	$58,162	$65,598	$289,589	$293,023
Adjusted EBITDAR	$68,162	$65,598	$299,589	$293,023

(1)                  TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  Adjusted EBITDAR is EBITDAR plus, for each of the 2013 periods presented, a $10 million litigation settlement charge which is not expected to recur.  TA believes EBITDAR and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)                  Interest expense included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Interest related to our Senior Notes and Credit Facility	$2,691	$491	$10,537	$2,096
HPT rent classified as interest	2,158	1,894	7,400	7,330
Amortization of deferred financing costs	171	89	667	352
Capitalized interest	(226)	—	(1,033)	—
Other	(153)	252	79	580
Total interest expense	$4,641	$2,726	$17,650	$10,358

(3)                 Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $57,473 and $55,217 during the three month periods ended December 31, 2013 and 2012, respectively, while the total rent amounts expensed during the quarters ended December 31, 2013 and 2012, were $52,908 and $50,897, respectively.  Cash paid under lease agreements was $226,865 and $217,568, during the years ended December 31, 2013 and 2012, respectively, while the total rent amounts expensed were $209,320 and $198,927, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that are leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Cash payments for rent under HPT Leases	$54,896	$52,604	$216,659	$207,653
Rent paid to others (A)	2,577	2,613	10,206	9,915
Total cash payments under real property leases	57,473	55,217	226,865	217,568
Change in accrued estimated percentage rent	(146)	(11)	327	(11)
Adjustments to recognize expense on a straight line basis - HPT	(351)	(358)	(1,734)	(2,664)
Less sale-leaseback financing obligation amortization	(97)	(449)	(1,644)	(2,089)
Less portion of rent payments recognized as interest expense	(2,158)	(1,894)	(7,400)	(7,330)
Less deferred tenant improvement allowance amortization	(1,692)	(1,692)	(6,769)	(6,769)
Amortization of deferred gain on sale-leaseback transactions	(124)	(50)	(354)	(103)
Adjustments to recognize expense on a straight line basis for other leases	3	134	29	325
Total real estate rent expense	$52,908	$50,897	$209,320	$198,927

(A)  Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2013, that were operated by TA continuously since the beginning of the earliest applicable periods presented.  This data excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change Fav/(Unfav)		2013	2012	Change Fav/(Unfav)
Number of company operated locations	201	201	—		191	191	—

Total fuel sales volume (gallons)	465,157	471,049	(1.3)%		1,865,018	1,924,646	(3.1)%
Total fuel revenues	$1,452,345	$1,547,019	(6.1)%		$5,945,639	$6,270,663	(5.2)%
Total fuel gross margin	$80,705	$75,829	6.4%		$321,075	$319,840	0.4%

Total nonfuel revenues	$332,957	$322,301	3.3%		$1,353,534	$1,318,581	2.7%
Total nonfuel gross margin	$184,529	$178,983	3.1%		$744,940	$730,919	1.9%
Nonfuel gross margin percentage	55.4%	55.5%	(10	)b.p.	55.0%	55.4%	(40	)b.p.

Total gross margin	$265,234	$254,812	4.1%		$1,066,015	$1,050,759	1.5%

Site level operating expenses	$176,350	$172,112	(2.5)%		$701,204	$679,237	(3.2)%

Site level operating expenses as a percentage of nonfuel revenues	53.0%	53.4%	40	b.p.	51.8%	51.5%	(30	)b.p.
Site level gross margin in excess of site level operating expense	$88,884	$82,700	7.5%		$364,811	$371,522	(1.8)%

(1)           Excludes two travel centers TA operates that are owned by a joint venture and travel centers operated by TA’s franchisees.

SUPPLEMENTAL ACQUIRED OPERATIONS DATA

The following table presents operating data for the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown (or the date TA began to operate such property for its own account, if later).

TRAVELCENTERS OF AMERICA LLC

ACQUISITION OPERATING DATA

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change Fav/(Unfav)		2013	2012	Change Fav/(Unfav)
Number of company operated locations	61	20	41		61	20	41

Total fuel sales volume (gallons)	53,077	27,217	95.0%		182,134	77,800	134.1%

Total fuel revenues	$164,458	$88,616	85.6%		$579,017	$252,148	129.6%
Total fuel gross margin	$8,897	$3,545	151.0%		$30,006	$12,060	148.8%

Total nonfuel revenues	$37,354	$17,045	119.1%		$127,006	$46,326	174.2%
Total nonfuel gross margin	$19,935	$9,307	114.2%		$68,839	$24,844	177.1%
Nonfuel gross margin percentage	53.4%	54.6%	(120	)b.p.	54.2%	53.6%	60	b.p.

Total gross margin	$28,832	$12,852	124.3%		$98,845	$36,904	167.8%
Site level operating expenses	$20,575	$11,168	(84.2)%		$72,367	$31,001	(133.4)%
Site level operating expenses as a percentage of nonfuel revenues	55.1%	65.5%	1,040	b.p.	57.0%	66.9%	990	b.p.
Site level gross margin in excess of site level operating expense	$8,257	$1,684	390.3%		$26,478	$5,903	348.6%

(End)